Exhibit 11

                              TFC ENTERPRISES, INC.
             SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE
                (Dollars in thousands, except per share amounts)
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                                                                                                Years ended December 31

                                                                              1996                     1995                    1994
                                                                              ----                     ----                    ----
PRIMARY:

Net income (loss)                                                    $      (7,596)            $     (6,461)           $      7,231
                                                                     =============            =============           =============

Weighted average shares outstanding                                     11,289,558               11,282,897              11,225,100

Add incremental shares related to stock options                                  -                                            6,210
                                                                  -----------------         ---------------         ---------------
                                                                        11,289,558               11,282,897              11,231,310
                                                                  -----------------         ---------------         ---------------
Net income (loss) per common share                                  $        ( .67)          $        ( .57)         $          .64
                                                                   ===============          ===============         ===============


FULLY DILUTED:

Net income                                                                                                            $       7,231
                                                                                                                         ----------
Average shares outstanding                                                                                               11,225,100

Add incremental shares related to stock options                                                                               6,674
                                                                                                                         ----------
                                                                                                                         11,231,774
                                                                                                                         ----------
Fully diluted net income per common share                                                                           $           .64
                                                                                                                    ===============
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